Exhibit 10.4

Form of Indemnification Agreement between Discovery Laboratories, Inc.
and each of its directors and officers

INDEMNIFICATION AGREEMENT (“Agreement”) effective as of [Date], between DISCOVERY LABORATORIES, INC., a Delaware corporation (the “Company”), and [Indemnitee name] (“Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and to do so free from undue concerns for claims or damages arising out of or related to such service to the Company;

WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee's continued service as a [director/officer] of the Company and to enhance Indemnitee's ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights, the Company wishes to provide for indemnification of, and the advancement of related expenses to, Indemnitee to the maximum extent permitted by law and to track recent developments under Delaware corporate law;

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive; and

WHEREAS, the Board of Directors of the Company has determined that not only is it reasonable and prudent but necessary to promote the best interests of the Company and its stockholders that Indemnitee be indemnified and advanced expenses as set forth herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

Section  1.        Certain Definitions.

a.            “Beneficial Owner” has the meaning given to the term "beneficial owner" in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

b.       “Board” shall mean the Board of Directors of the Company.

c.            “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s Shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) a merger or consolidation of the Company is consummated with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (iv) the Shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

d.            “Claim” shall mean with respect to a Covered Event: any loss, damage or liability, or any threatened, pending or completed action, suit, proceeding, arbitration or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, regulatory, investigative or other.

e.            “Covered Event” shall mean any event or occurrence directly or indirectly related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

f.            “Expenses” shall mean any and all reasonable expenses (including attorneys’ and experts' fees and all other costs, expenses and obligations actually incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of, or in connection with, any Claim in which Indemnitee is or is threatened to be a party, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee's counsel as being reasonable shall be presumed conclusively to be reasonable.

g.            “Expense Advance” shall mean a payment to Indemnitee, pursuant to Section 2(e), of Expenses in advance of the settlement of or final judgment of any Claim.

h.            “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with Section 3(a), who shall not have otherwise performed services for the Company or Indemnitee within the last three years of the applicable Covered Event (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other Indemnitees under similar indemnity agreements).

i.            References to “other enterprises” shall include employee benefit plans; references to “fines” shall include, without limitation, any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include, without limitation, any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

j.            “Reviewing Party” shall mean any person or body appointed by the Board pursuant to Section 3(a) and in accordance with applicable law, which shall include (i) a majority of the members of the Board that are not parties to the Claim, (ii) a committee of such members of the Board, (iii) Independent Legal Counsel by way of a written opinion or (iv) the stockholders of the Company.

k.            “Section” refers to a Section of this Agreement unless otherwise indicated.

l.            “Voting Securities” shall mean any securities of the Company of which, the holders of such securities vote generally in the election of directors.

Section  2.             Indemnification.

a.            Indemnity in Third Party Proceeding.  Subject to Sections 3, 4(a) and 10, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, the Company shall indemnify Indemnitee, if Indemnitee is a party to, or threatened to be made a party to or otherwise involved in any Claim against any and all Expenses actually and reasonably incurred by Indemnitee in connection with such Claim, but only if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

b.            Indemnity in Derivative Actions.  The Company shall indemnify Indemnitee if Indemnitee is a party to, or threatened to be made a party to or otherwise involved in any Claim by or in the right of the Company to procure a judgment in its favor against any and all Expenses actually and reasonably incurred by Indemnitee in connection with such Claim, but only if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification under this Section 2(b) shall be made in respect of any Claim as to which Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction for gross negligence or willful misconduct in the performance of its duty to the Company, unless and only to the extent that any court in which such claim was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

c.            Indemnification as Witness.  Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is involved in any investigative proceeding in connection with Indemnitee’s service to the Company, including but not limited to testifying as a witness or furnishing documents in response to a subpoena or otherwise, Indemnitee shall be indemnified for any and all Expenses actually and reasonably incurred by or for him in connection therewith.

d.           Partial Idemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses actually and reasonably incurred by him in connection with a Claim but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

e.            Advancement of Expenses.  Subject to Sections 3, 4(a) and 10, Indemnitee shall have the right to Expense Advances by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses.  Without limiting the generality or effect of the foregoing, within the applicable time frame as set forth in Section 4(a), the Company shall, in accordance with Indemnitee's request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. With respect to each Covered Event, Indemnitee shall execute and deliver to the Company an undertaking (which shall be accepted without reference to Indemnitee's ability to repay the Expense Advances), in the form attached hereto as Exhibit A, to repay any amounts paid, advanced, or reimbursed by the Company for such Expenses to the extent that it is ultimately determined, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder.  Any request for Expense Advances shall be in writing and shall include documentation in reasonable detail, provided, however, that Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

f.            Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement other than Sections 4(e) and 9, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim (as to which all rights of appeal therefrom have been exhausted or lapsed), Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

Section  3.            Review

a.            Selection of Reviewing Party.  Within 30 days of receipt of written notice by the Company of Indemnitee’s notice of the existence of a Claim pursuant to Section 4(b), the Board shall appoint a Reviewing Party, the function of which shall be to review the Company’s obligations hereunder or under any other agreement or under the Company’s Certificate of Incorporation or By-Laws as now or hereafter in effect, or under any other applicable law (the “Operative Materials”); provided, however, that if there has been a Change in Control (other than a Change in Control which has been approved by a majority of the directors of the Board who were directors immediately prior to such Change in Control), a majority of the directors of the Board that are not parties to the Claim may direct that the Reviewing Party shall be an Independent Legal Counsel selected by Indemnitee (subject to the last sentence of this Section 3(a)) and approved by the Company (which approval shall not be unreasonably withheld).

Such Independent Legal Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee is entitled to be indemnified under the Operative Materials, and the Company hereby agrees to abide by such opinion.  The Company agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to indemnify fully such Independent Legal Counsel against any and all reasonable expenses (including reasonable attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.  Notwithstanding any other provision of this Agreement, the Company shall not be required to pay the fees and expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the selection of separate counsel by one or more Indemnitees has been previously authorized by the Company in writing, or (ii) an Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded in good faith that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

b.           Non-indemnifiable Determination; Repayment Obligation.  Notwithstanding anything to the contrary in this Agreement, in the event that (i) any Reviewing Party shall determine that Indemnitee is not entitled to indemnification for Expenses under the Operative Materials or (ii) it shall ultimately be determined in a final, non-appealable judgment that Indemnitee is not entitled to be indemnified by the Company or that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was lawful or (iii) that the Company is prohibited from indemnifying Indemnitee pursuant to Sections 7 or 10, (x) the Company shall have no further obligation to make any payments to or on behalf of Indemnitee pursuant to this Agreement, and (y) the Company shall as promptly as practicable be reimbursed by Indemnitee for all Expenses and/or Expense Advances theretofore paid to or on behalf of Indemnitee.  In furtherance of Indemnitee’s obligation to reimburse the Company pursuant to the immediately preceding sentence, as a condition to the payment of any Expenses and/or Expense Advances, Indemnitee shall provide the Company with reasonable assurance of the repayment of such Expenses and/or Expense Advances including, but not limited to, an indemnity bond, letter-of-credit, secured promissory note, or deposit into an escrow account as shall be required by the Company in its good faith discretion.  The cost of any such indemnity bond may be submitted to the Company for an Expense Advance.

c.            Indemnitee’s Right to Challenge Review; Binding Effect.  If any Reviewing Party determines that Indemnitee is not entitled to be indemnified hereunder in whole or in part under the Operative Materials, Indemnitee shall have the right to challenge such determination within 90 days of the determination by the Reviewing Party in the Delaware Court (as defined below).  In such case, any determination made by any Reviewing Party that Indemnitee is not entitled to indemnification and/or Expense Advances under the Operative Materials shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expenses and/or Expense Advances theretofore paid to or on behalf of Indemnitee until a final determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  Absent such challenge, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

Section  4.            Procedures for Indemnification and Expense Advances.

a.            Demand for Payment; Timing of Payments.  All payments of Expenses (including, without limitation, Expense Advances) by the Company to or on the behalf of Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than 30 calendar days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than 10 business days after such written demand by Indemnitee is presented to the Company.

b.            Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified or to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made, or to Indemnitee’s knowledge, threatened against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that Indemnitee’s failure to provide notice in connection with such a threatened Claim shall not affect Indemnitee’s right to any such indemnification or Expense Advances unless the Company's ability to participate in the defense of such claim was materially and adversely affected by such failure.  Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee), with a copy directed to the General Counsel of the Company.  In addition, Indemnitee shall promptly give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

c.            Presumptions, Reliance as Safe Harbor.  For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee's actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

d.            No Other Presumptions; Burden of Proof.  For purposes of this Agreement, the termination of any Claim in a manner adverse to Indemnitee, either by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, by itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that indemnification is not permitted by this Agreement or the Operative Materials, unless there has been a specific finding of fact, conclusion of law or an admission by Indemnitee as part of the termination of such Claim with respect to such standard of conduct, belief or permissibility of indemnification.  In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of proceedings by Indemnitee pursuant to Section 3(a) to secure a determination that Indemnitee should be indemnified under this Agreement under the Operative Materials, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.  In connection with any determination by any Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder under the Operative Materials, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

e.            Notice to Insurers.  If, at the time the Company receives notice of a Claim pursuant to Section 4(b), the Company has liability insurance which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the applicable policy or policies.  The Company shall promptly inform the Indemnitee of material developments affecting the insurance claim, in each case substantially concurrently with the delivery or receipt thereof by the Company.  The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policy or policies.

f.            Selection of Counsel.  In the event the Company shall be obligated hereunder to provide indemnification for, or make any Expense Advances with respect to, any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnitee with respect to the same Claim; provided, that (i) Indemnitee shall have the right to employ separate counsel for any such Claim at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded, and has provided the Company with the written opinion of counsel reasonably acceptable to the Company to the effect, that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not continue to retain counsel to defend such Claim, then the reasonable fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification and/or Expense Advances hereunder.

g.           Expenses Incurred in Action Relating to Enforcement or Interpretation.  In the event that any action is instituted by Indemnitee under this Agreement including, but not limited to, a proceeding described in Sections 3 or 8 or under any liability insurance policies maintained by the Company, to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses actually and reasonably incurred by Indemnitee with respect to such action only if Indemnitee is ultimately successful in any such action; provided, however, that until such final determination is made, Indemnitee shall be entitled to receive payment of Expense Advances hereunder (and may be obligated to repay such Expense Advances) with respect to such action as provided in, and subject to, Section 2(e).  In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including, without limitation, reasonable costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action) only if Indemnitee is ultimately successful in any such action; provided, however, that until a final determination is made in such action, Indemnitee shall be entitled to receive payment of Expense Advances hereunder (and may be obligated to repay such Expense Advances) with respect to such action as provided in Section 2(e).

Section  5.            Additional Indemnification Rights; Nonexclusivity.

a.            Scope.  The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification may not be specifically authorized by the Operative Materials.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a director, officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a director, officer, employee, agent or fiduciary, Indemnitee’s rights hereunder shall be narrowed accordingly, but only to the extent required by such law, statute or rule, and otherwise shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

b.            Nonexclusivity.  The indemnification and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any other agreement, any vote of shareholders or disinterested directors, the DGCL or otherwise (collectively, the “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

Section  6.             No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Restated Certificate of Incorporation, Bylaws or otherwise) of the amounts otherwise payable hereunder.

Section  7.            Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise.  Indemnitee acknowledges that the Company has undertaken, or, in the future, the Securities and Exchange Commission (the “Commission”) may require the Company to undertake, to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.  Indemnitee acknowledges and agrees that if, and to the extent that, indemnification is so prohibited in the written opinion of counsel to the Company, then the Company shall be relieved from any obligation that would cause the Company to violate any such laws or policies.

Section  8.            [Reserved]

Section  9.            Liability Insurance.  To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

Section  10.         Exceptions.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

a.            Excluded Action or Omissions.  To indemnify or make Expense Advances to Indemnitee with respect to Claims arising out of acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under applicable law.

b.           Claims Initiated by Indemnitee.  To indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, counterclaim or cross-claim, except (i) with respect to actions or proceedings brought pursuant to Section 3(c) to establish or enforce a right to indemnification or Expense Advances under this Agreement or any other agreement or insurance policy or under the Company’s Restated Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board has approved the initiation or bringing of such Claim or (iii) as otherwise required under Section 145 of the DGCL.

c.            Claims under Section 16(b).  To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

d.            Clawbacks.  To indemnify or advance funds to Indemnitee for Indemnitee's reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act or under the rules of the stock exchange where the Company's common stock is listed (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

Section  11.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

Section  12.         Binding Effect; Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request, as provided in §23 hereof.

Section  13.         Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

Section  14.         Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

Section  15.         Consent to Jurisdiction.  The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”) and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum..

Section  16.         Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section  17.         Choice of Law.  This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely in the State of Delaware without regard to principles of conflicts of laws of such State.

Section  18.         Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

Section  19.         Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

Section  20.         Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

Section  21.         No Construction as Employment Agreement.  This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or other enterprises) and Indemnitee. Indemnitee specifically acknowledges that [his/her] [employment with/service to] the Company or any of its subsidiaries is at will and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Company (or any of its subsidiaries), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the the Company’s Certificate of Incorporation, its Bylaws or Delaware law.

Section  22.         Right to Set-Off.  In the event that the Company is obligated to make any payment to Indemnitee (other than Expense Advances) pursuant to this Agreement and Indemnitee is indebted to the Company for any reason whatsoever, the Company may set-off from such payments any amount owed to the Company.

Section  23.         Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to a Covered Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

DISCOVERY LABORATORIES, INC.

By:
Name:	Mary B. Templeton
Title:	Senior Vice President, General Counsel and Corporate Secretary

INDEMNITEE:

Name:	[Indemnitee name]

EXHIBIT A

FORM OF UNDERTAKING TO REPAY ADVANCEMENT OF EXPENSES

[DATE]
[OFFICER(S) TO WHOM NOTICE IS DELIVERED]
[COMPANY]
[ADDRESS]
[CITY], [STATE] [ZIP CODE]

Re: Undertaking to Repay Advancement of Expenses.

[Ladies and Gentlemen/Dear [ADDRESSEE]]:

This undertaking is being provided pursuant to that certain Indemnification Agreement, dated [DATE], by and between Discovery Laboratories, Inc., a Delaware corporation (the "Company"), and the undersigned as Indemnitee (the "Indemnification Agreement"). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indemnification Agreement. Pursuant to the Indemnification Agreement, among other things, I am entitled to the advancement of Expenses paid or incurred in connection with Claims relating to Indemnifiable Events.

I have become subject to [DESCRIPTION OF PROCEEDING] (the Proceeding) based on [my status as [an officer/[TITLE OF OFFICER]/a director] of the Company/alleged actions or failures to act in my capacity as [an officer/[TITLE OF OFFICER]/a director] of the Company. [This undertaking also constitutes notice to the Company of the Proceeding pursuant to Section 4(b) of the Indemnification Agreement].] The following is a brief description of the [current status of the] Proceeding:

[DESCRIPTION OF PROCEEDING]

[Pursuant to Section Section 4(b) of the Indemnification Agreement, the Company can (a) pay such Expenses on my behalf, (b) advance funds in an amount sufficient to pay such Expenses, or (c) reimburse me for such Expenses. Pursuant to Section 4(b) of the Indemnification Agreement, I hereby request an Expense Advance in connection with the Proceeding. The Expenses for which advances are requested are as follows:]

[DESCRIPTION OF EXPENSES]

[In connection with the request for Expense Advances [set out above/delivered to the Company separately on [DATE]],] I hereby undertake to repay any amounts paid, advanced or reimbursed by the Company for such Expense Advances to the extent that it is ultimately determined that I am not entitled to indemnification [under the Indemnification Agreement].

This undertaking shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Name:
[Title:]

[cc: [ADD PARTY NAME AND ADDRESS AS REQUIRED]]